Exhibit 99.6(i)

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF SYMETRA LIFE INSURANCE COMPANY	FILED

MAY 27 2005

IN THE OFFICE OF THE
INSURANCE COMMISSIONER
STATE OF WASHINGTON

Symetra Life Insurance Company, a Washington corporation, by its President and Secretary, certifies that:

1. The name of the corporation is:                        SYMETRA LIFE INSURANCE COMPANY.

2. Article VII of the corporation’s Articles of Incorporation is amended in its entirety to read as follows:

VII

Effective July 15, 2005, the office and principal place of business of the company is to be located in the city of Bellevue, state of Washington.

3. The aforementioned amendment to the Articles of Incorporation was adopted by the corporation’s Board of Directors and duly approved by the corporation’s sole shareholder on April 7, 2005, in accordance with the provisions of RCW 23B.10.030, 23B.08.210, and 48.07.070.

SYMETRA LIFE INSURANCE COMPANY

By:	/s/ Randall H. Talbot
Randall H. Talbot
President

By:	/s/ George C. Pagos
George C. Pagos
Secretary

State of Washington	}
} ss
County of King	}

The undersigned, being first duly sworn on oath, deposes and says:

That he is the President of Symetra Life Insurance Company, that he has read the Articles of Amendment set forth above, knows the contents thereof, and that the matters therein certified are in all respects true and correct.

/s/ Randall H. Talbot
Randall H. Talbot

Subscribed and sworn before me this 20th day of May, 2005.

/s/ Ann Ernst	[SEAL]
Notary Public in and for the state	ANN ERNST
of Washington, residing at King County	NOTARY PUBLIC
My commission expires 02-14-09	COMMISSION EXPIRES
2-14-09
STATE OF WASHINGTON

State of Washington	}
} ss
County of King	}

The undersigned, being first duly sworn on oath, deposes and says:

That he is the Secretary of Symetra Life Insurance Company, that he has read the Articles of Amendment set forth above, knows the contents thereof, and that the matters therein certified are in all respects true and correct.

/s/ George C. Pagos
George C. Pagos

Subscribed and sworn before me this 20th day of May, 2005.

/s/ Ann Ernst	[SEAL]
Notary Public in and for the state	ANN ERNST
of Washington, residing at King County	NOTARY PUBLIC
My commission expires 02-14-09	COMMISSION EXPIRES
2-14-09
STATE OF WASHINGTON